UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2006

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4901 Glenwood Ave.

Raleigh, North Carolina 27612

(Address of principal executive offices)

(919) 645-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The material terms of the Employment Agreement entered into between Capital Bank, the banking subsidiary of Capital Bank Corporation, a North Carolina corporation (the “Company”), and A. Christine Baker, the Company’s newly appointed Executive Vice President and Chief Financial Officer (the “Employment Agreement”), are described in Item 5.02 of this report, which is incorporated by reference into this Item 1.01.

Item 2.01        Completion of Acquisition or Disposition of Assets.

On January 3, 2006, 1st State Bancorp, Inc., a Virginia corporation (“1st State Bancorp”) merged with and into the Company, pursuant to the Merger Agreement, dated June 29, 2005 (the “Merger Agreement”) by and between the Company and 1st State Bancorp (the “Merger”).

Under the terms of the Merger Agreement, each share of 1st State Bancorp common stock has been automatically converted into the right to receive, at the election of the holder and subject to certain allocation and proration procedures described in the Merger Agreement, either: (i) 2.434788 shares of the Company’s common stock, rounded to the nearest whole share; (ii) an amount equal to $37.15 in cash; or (iii) 1.684457 shares of the Company’s common stock, rounded to the nearest whole share, plus an amount equal to $11.4486 in cash. The Company will issue an aggregate of 4,882,630 shares of its common stock and pay a total of $33,185,195.76 to 1st State Bancorp shareholders. As a result of the Merger, each outstanding option to purchase shares of 1st State Bancorp common stock was terminated in exchange for a cash payment by the Company to each option holder in an amount equal to $37.15 per option minus the applicable exercise price of such option. In the aggregate, $6,929,741.28 in cash was paid to 1st State Bancorp option holders.

On January 3, 2006, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

The foregoing description of the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which has been filed (by incorporation) as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2006, in connection with the Merger, A. Christine Baker was appointed Executive Vice President and Chief Financial Officer of the Company and of Capital Bank, the Company’s banking subsidiary. Ms. Baker replaces William R. Lampley who has served as the Company’s interim Chief Financial Officer since July 18, 2005. Mr. Lampley’s last day with the Company will be January 31, 2006.

Since April 1985, Ms. Baker (Age 52) held the position of Treasurer and Secretary of 1st State Bancorp and served as the Executive Vice President, Secretary and Treasurer of 1st State Bank, 1st State Bancorp’s banking subsidiary. Ms. Baker currently serves on the Board of the Alamance County Meals on Wheels, is active with First Presbyterian Church of Burlington and is a member of the Board of Trustees of Elon University.

At the effective time of the Merger, Ms. Baker terminated her existing employment agreement with 1st State Bank and the Company made a payment of $1,288,679 to Ms. Baker in full satisfaction and consideration of the change in control severance payments due to her in her employment agreement with

1st State Bank. In addition, Ms. Baker is entitled to receive the merger consideration (as described more fully in Item 2.01 above) with respect to the shares of 1st State Bancorp common stock and options to purchase shares of 1st State Bancorp common stock she held at the effective time of the Merger.

In connection with her appointment, Ms. Baker entered into an Employment Agreement with Capital Bank, which provides that she will be Executive Vice President and Chief Financial Officer of Capital Bank and of the Company. She will also continue to serve as Executive Vice President and Chief Financial Officer of 1st State Bank on an “at-will” basis pending completion of the merger of 1st State Bank with and into Capital Bank. The initial term of Ms. Baker’s Employment Agreement will be for one (1) year, and the term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

In consideration for her service to the Company and Capital Bank, Ms. Baker will receive an annual salary of $185,000. She will be eligible to participate in Capital Bank’s management incentive plan and may participate in other benefit plans and programs which Capital Bank may provide from time to time.

Ms. Baker’s employment may be terminated for “cause” by Capital Bank or by Ms. Baker for “good reason.” “Cause” and “good reason” are defined in the Employment Agreement. The employment relationship may also be terminated by either Capital Bank or Ms. Baker without cause. If Capital Bank terminates the employment relationship without cause, or if Ms. Baker terminates the relationship for good reason, Ms. Baker will be entitled to receive as severance an amount equal to her then current annual salary plus the amount of any bonus she received from Capital Bank in the prior year. Additionally, she will be entitled to participate in the same benefit plans and programs she participated in immediately prior to the termination for twelve (12) months. The cost of such participation will be at no greater cost to her than the cost she bore immediately prior to the termination.

Ms. Baker has agreed that, during the term of her employment and for one (1) year following the termination of her employment (unless the termination is following a change in control, in which case the period will be six (6) months), she will not compete with Capital Bank or its parents, subsidiaries, or affiliates (collectively, the “Corporation”) or solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by Corporation, from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Ms. Baker’s employment, or to whom the Corporation made proposals for business at any time during the last year of Ms. Baker’s employment or solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Ms. Baker’s employment. These non-solicitation and non-competition provisions apply to any city, metropolitan area or county in which the Corporation does business or is located. If Capital Bank terminates the employment relationship without cause, or Ms. Baker terminates employment for good reason, then Ms. Baker can be relieved of her non-solicitation and non-competition obligations by waiving her right to receive severance.

The Employment Agreement also contains a change in control provision. If a change in control (as defined in the Employment Agreement) occurs and Ms. Baker’s employment is terminated by Capital Bank without cause, or by her for good reason, within certain defined time periods, then, depending upon when the termination occurs, Ms. Baker will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of her annual salary and bonus received from Capital Bank for the prior bonus year. For as long as Ms. Baker receives severance payments, she will also be entitled to continue to participate in any benefit plans and programs in which she participated immediately prior to the termination of employment.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01        Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited consolidated financial statements for 1st State Bancorp for the periods specified in Rule 3-05(b) of Regulation S-X required to be furnished under this Item 9.01(a) are not included in this Current Report on Form 8-K. Such financial information will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

The interim financial information for the quarter ended December 31, 2005 required to be furnished under this Item 9.01(a) is not included in this Current Report on Form 8-K. Such financial information will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required to be furnished under this Item 9.01(b) is not included in this Current Report on Form 8-K. The pro forma financial information will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

Exhibit 2.1	Merger Agreement, dated June 29, 2005, by and among Capital Bank Corporation and 1st State Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)

Exhibit 2.2	List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)

Exhibit 10.1	Employment Agreement, dated January 3, 2006, between Capital Bank and A. Christine Baker

Exhibit No.	Description

Exhibit 99.1	Press Release of Capital Bank Corporation dated January 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK CORPORATION

By:	/s/ B. Grant Yarber
B. Grant Yarber Chief Executive Officer

Date: January 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Merger Agreement, dated June 29, 2005, by and among Capital Bank Corporation and 1st State Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)

Exhibit 2.2	List of Schedules Omitted from Merger Agreement included as Exhibit 2.1 above (incorporated by reference to Exhibit 2.2 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005)

Exhibit 10.1	Employment Agreement, dated January 3, 2006, between Capital Bank and A. Christine Baker

Exhibit 99.1	Press Release of Capital Bank Corporation dated January 3, 2006